Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated March 29, 2000 (except with respect to the matter discussed in Note 2 to the consolidated financial statements, as to which the date is August 14, 2000) on United Australia/Pacific, Inc. (f/k/a/ UIH Australia/Pacific, Inc.) included in this Annual Report on Form 10-K/A No. 1, into previously filed Registration Statement File No. 333-37651.


                                           ARTHUR ANDERSEN LLP

Denver, Colorado
March 29, 2000  (except with respect
  to the matter  discussed in Note 2
  to   the  consolidated   financial
  statements,  as to which  the date
  is August 14, 2000).